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                                                                     Exhibit 4.7

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

                    AMERICAN TELESOURCE INTERNATIONAL, INC.
                         COMMON STOCK PURCHASE WARRANT

          1.  Issuance; Certain Definitions. In consideration of good and
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valuable consideration, the receipt of which is hereby acknowledged by AMERICAN
TELESOURCE INTERNATIONAL, INC. a Delaware corporation (the "Company"), JESUP & LAMONT SECURITIES CORPORATION, or registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on March 31, 2003 (the "Expiration Date"), Seventy Five Thousand (75,000) fully paid and nonassessable shares of the Company's Common Stock, $.001 par value per share (the "Warrant Shares"), at an initial exercise price per share (the "Exercise Price") of Seven Dollars and seventeen cents ($7.17) subject to further adjustment as set forth herein.

          Capitalized terms not defined in this document shall have the meanings ascribed to them in the Private Equity Credit Agreement executed by the Company and the Holder on even date herewith.

          2.  Exercise of Warrants. This Warrant is exercisable in whole or in
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part at any time and from time to time at the Exercise Price per share of Common
Stock, payable in cash or by certified or official bank check, or by "cashless exercise," by means of tendering this Warrant Certificate to the Company to receive a number of shares of Common Stock equal to the difference between the aggregate Market Value of the shares of Common Stock issuable upon exercise of this Warrant Certificate with the annexed Notice of Exercise Form duly executed (which Notice of Exercise Form may be submitted either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof), together with payment of the Exercise Price for the shares of Common Stock purchased, if applicable, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. For the purposes of this Section 2, "Market Value" shall be an amount equal to the average closing bid price of a share of Common Stock, as reported by Bloomberg, LP, for the five
(5) trading days preceding the Company's receipt of the Notice of Exercise Form duly executed.

         3.   Reservation of Shares. The Company hereby agrees that at all times
              ---------------------
during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

          4.  Mutilation or Loss of Warrant. Upon receipt by the Company of
              ------------------------------
evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

          5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

          6.  Protection Against Dilution.
              ----------------------------

Capital Adjustments. In case of any stock split or reverse stock split, stock
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dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of
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the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original purchase had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering of the Company's stock to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

          6.2  Adjustment for Spin Off. If, for any reason, prior to the
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exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the Trading Day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants.

     7.   Transfer to Comply with the Securities Act; Registration Rights.
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     (a)  The Company agrees that if it files a registration statement under the
     Registration Rights Agreement, it shall include the Warrant Shares.


          (b) If the Company is not required to file a Registration Statement under the Registration Rights Agreement, but the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holder) any of its stock under the Securities Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the same of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

          (c) This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.


     8.   Notices. Any notice or other communication required or permitted
          --------
hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

          (i)  if to the Company, to:

               American TeleSource International, Inc.
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               6000 Northwest Parkway
               Suite 110
               San Antonio, Texas 78249
               ATTN: Chief Financial Officer
               Telephone No.: (210) 547-1000
               Telecopier No.: (210) 547-1001

          (ii) if to the Holder, to:
               Binkley LLC
               c/o Navigator Management
               P.O. Box 972
               Road Town
               Tortola, British Vigin Islands
               Telephon:  (284) 494-4770

               with a copy to:

               Krieger & Prager, LLP
               39 Broadway - Suite 1440
               New York, New York 10006
               Telecopier No.: (212) 363-2999
               Telephone No.: (212) 689-3322

Any party may be notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

     9.   Supplements and Amendments; Whole Agreement. This Warrant may be
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amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant of even date herewith contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

     10.  Governing Law. This Warrant shall be deemed to be a contract made
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under the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the state of Delaware or the State courts of the State of in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Documents.

     11.  Descriptive Headings. Descriptive headings of the several Sections of
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this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the 10th day of April, 2000.
                                         AMERICAN TELESOURCE INTERNATIONAL, INC.

                         By: /s/ H. Douglas Saathoff
                             -----------------------
                         Name: H. Douglas Saathoff
                         Its: Chief Financial Officer

                                                  Attest:

                                                  /s/ H. Douglas Saathoff
                                                      -------------------
                                                  Name: H. Douglas Saathoff
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                                                  Title: Secretary
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                         NOTICE OF EXERCISE OF WARRANT

          The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate, dated as of April 10, 2000, to purchase ________ shares of the Common Stock, $.001 par value per share, of AMERICAN TELESOURCE INTERNATIONAL, INC., and tenders herewith payment in accordance with
Section 1 of said Common Stock Purchase Warrant.

          Please deliver the stock certificate to:



               Dated: _____________________



               [Name of Holder]


               By:
               Name:
               Its:


               [_]  CASH $ __________________

               [_]  CASHLESS EXERCISE


MARKET VALUE times _______ SHARES                 $____________________
minus
EXERCISE PRICE times _______ SHARES               $____________________

equals                                            $____________________

MARKET VALUE                                      $____________________

equals NUMBER OF SHARES ISSUABLE        =  ___________________